SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

        Date of Report (date of earliest event reported): August 9, 2004

                               Comtech Group, Inc.
               (Exact name of registrant as specified in charter)

                                    Maryland
                 (State or other jurisdiction of incorporation)

         000-2642                                       52-0466460
------------------------                     -------------------------------
(Commission File Number)                    (IRS Employer Identification No.)


           c/o Comtech Group, Room 10001, Tower C, Skyworth Building,
             High-Tech Industrial Park, Nanshan, Shenzhen 5180, PRC
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              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 011-86-755-267-4327


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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement of a Registrant

On July 21, 2004, Comtech International (Hong Kong) Limited ("Comtech HK"), a wholly-owned subsidiary of the Registrant, entered into a $4,000,000 revolving credit facility (the "Facility") with Bank of Communications Hong Kong branch (the "Bank"). On September 14, 2004, the amount of the Facility was increased to $10,000,000. During August and September 2004, Comtech HK drew down approximately $8,800,000 under the Facility. The Facility is secured by funds on deposit with the Bank owned by Jeffrey Kang, the Registrant's Chief Executive Officer, in an amount equal to the borrowings Borrowings bear interest at the higher of LIBOR or 1.5% over the deposit rate, payable monthly.

Expanding on disclosure contained in the Registrant's financial statements at and for the period ending June 30, 2004, on June 17, 2004, Shenzhen Comtech International Ltd.("Shenzhen Comtech"), affiliate of the Registrant, borrowed approximately $435,000 from Viewtran Technology Limited ("Viewtran"). On June 30, 2004, $363,000 of such amount was repaid. Jeffrey Kang, the Registrant's Chief Executive Officer, has a 6% interest in Viewtran. The Registrant controls Shenzhen Comtech pursuant to a trust agreement with Mr. Kang and his wife, the owners of such entity. The difference between "Amount due to other related party" between December 31, 2003 and June 30, 2004 set forth in the Registrant's financial statements for the periods then ended reflects this transaction.


Item 8.01. Other Events

During August and September 2004, the Registrant satisfied all of its outstanding obligations in the approximate amount of $10,238,000 to Comtech Global Investment Ltd., an entity owned by Jeffrey Kang, the Registrant's Chief Executive Officer, by repaying approximately $5,238,000 of outstanding loans and satisfying a $5,000,000 dividend obligation.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            COMTECH GROUP, INC.

                                            By:/s/ Jingwei Kang
                                               ------------------------------
                                            Name:  Jingwei Kang
                                            Title:  Chief Executive Officer

Dated: October 18, 2004